Exhibit 10.1

Execution Version

$600,000,000

MEMORIAL RESOURCE DEVELOPMENT CORP.

5.875% Senior Notes due 2022

PURCHASE AGREEMENT

Dated: June 25, 2014

$600,000,000

MEMORIAL RESOURCE DEVELOPMENT CORP.

5.875% Senior Notes due 2022

PURCHASE AGREEMENT

June 25, 2014

Citigroup Global Markets Inc.

As Representative of the several Initial Purchasers

388 Greenwich Street

New York, NY 10013

Ladies and Gentlemen:

Memorial Resource Development Corp., a Delaware corporation (the “Company”) confirms its agreement with each of the Initial Purchasers named on Exhibit A hereto (collectively, the “Initial Purchasers,” which term shall also include any person substituted for an Initial Purchaser pursuant to Section 10 hereof), for whom Citigroup Global Markets Inc. is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of $600,000,000 in aggregate principal amount of the Company’s 5.875% Senior Notes due 2022 (the “Notes”). The Notes will be issued pursuant to an Indenture, to be dated as of the Closing Date (as defined herein) (the “Indenture”) among the Company, the Guarantors referred to below, and U.S. Bank National Association, as trustee (the “Trustee”). The Company’s obligations under the Notes, including the due and punctual payment of interest on the Notes, will be irrevocably and unconditionally guaranteed on an unsecured senior basis (the “Guarantees” and, together with the Notes, the “Securities”) by the Guarantors. Certain terms used in this purchase agreement (this “Agreement”) are defined in Section 15 hereof.

Reference herein to: (i) “Guarantors” means each of the entities set forth on Exhibit B; (ii) “MRD Parties” means the Company and the Guarantors; (iii) “MRD Entities” means the MRD Parties and their respective subsidiaries other than the Partnership and its subsidiaries; (iv) “Partnership” means Memorial Production Partners LP, a Delaware limited partnership; (v) “General Partner” means Memorial Production Partners GP LLC, a Delaware limited liability company and the sole general partner of the Partnership; and (vi) “MRD Properties” means the properties and assets owned by the MRD Entities.

The Securities will be offered and sold to the Initial Purchasers without registration under the 1933 Act, in reliance on the exemption provided by Section 4(a)(2) of the 1933 Act. The MRD Parties have prepared a preliminary offering memorandum, dated June 23, 2014 (the “Preliminary Offering Memorandum”), and a pricing term sheet substantially in the form attached hereto as Exhibit D (the “Pricing Term Sheet”) setting forth the terms of the Securities omitted from the Preliminary Offering Memorandum. Promptly following the execution of this Agreement, the MRD Parties will prepare an offering memorandum, dated June 25, 2014 (the

“Offering Memorandum”), setting forth information regarding the MRD Entities and the Securities. The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time, together with the Pricing Term Sheet and any of the documents listed on Exhibit E hereto are collectively referred to as the “General Disclosure Package.” The MRD Parties hereby confirm that they have authorized the use of the General Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers.

You have advised the Company that you will resell, in the case of (i) below, and offer and resell, in the case of (ii) below (collectively, the “Exempt Resales”), the Securities purchased by you hereunder on the terms set forth in each of the General Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the 1933 Act (“QIBs”), and (ii) in compliance with Regulation S under the 1933 Act (“Regulation S”). Those persons specified in clauses (i) and (ii) of this paragraph are referred to herein as “Eligible Purchasers.”

Holders (including subsequent transferees) of the Securities will have the benefit of the registration rights set forth in the registration rights agreement substantially having the terms described in the General Disclosure Package among the MRD Parties and the Initial Purchasers to be dated the Closing Date (as defined herein). Pursuant to the Registration Rights Agreement, the MRD Parties will agree to file with the Commission under the circumstances set forth therein, a registration statement under the 1933 Act relating to the Company’s 5.875% Senior Notes due 2022 (the “Exchange Notes”) and the Guarantors’ Exchange Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Notes and the Guarantees (the “Exchange Offer”).

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the MRD Parties. The MRD Parties, jointly and severally, represent and warrant to each Initial Purchaser, and agree with each Initial Purchaser, as follows:

(1) Rule 144A Information. Each of the General Disclosure Package and the Offering Memorandum, each as of its respective date, contains all the information required by Rule 144A(d)(4) under the 1933 Act, if any.

(2) No Stop Orders. The General Disclosure Package and the Offering Memorandum have been prepared by the MRD Parties for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the General Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the 1933 Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the MRD Parties, is contemplated.

(3) No Material Misstatement or Omission. (i) The Preliminary Offering Memorandum, as of the date thereof, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the General Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Offering Memorandum, as of the date thereof, did not and, at the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) each Issuer Free Writing Document (as defined below) set forth on Exhibit E or used pursuant to Section 3(p) (including any electronic road show) and each Permitted General Solicitation (as defined below), when taken together with the General Disclosure Package, did not, and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding paragraph do not apply to statements in or omissions from the Offering Memorandum, the General Disclosure Package, any Issuer Free Writing Document or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Initial Purchasers as aforesaid consists of the information described as such in Section 6(b) hereof.

(4) No Other Securities of Same Class. When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A under the 1933 Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the 1934 Act or that are quoted in a United States automated inter-dealer quotation system.

(5) No Registration. No registration under the 1933 Act of the Securities is required for the sale of the Securities and to you as contemplated hereby or for the initial resale of Securities by you to the Eligible Purchasers, assuming the accuracy of the Initial Purchasers’ representations in this Agreement.

(6) No General Solicitation. No form of general solicitation or general advertising within the meaning of Rule 502 under the 1933 Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) (each, a “General Solicitation”) was used by the Company or any of its affiliates or any of their representatives (other than the Initial Purchasers, as to whom the MRD Parties make no representation) in connection with the offer and sale of the Securities, other than a General Solicitation with the prior consent of the Representative and set forth on Exhibit F (each, a “Permitted General Solicitation”).

(7) Regulation S Compliance. No directed selling efforts within the meaning of Rule 902 under the 1933 Act were or will be used by the Company or any affiliate or any of its representatives (other than the Initial Purchasers, as to whom the MRD Parties make no representation) with respect to Securities sold in reliance on Regulation S, and the Company, any affiliate of the Company and any person acting on its behalf (other than the Initial Purchasers, as to whom the MRD Parties make no representation) have complied with and will implement the “offering restrictions” required by Rule 902 under the 1933 Act.

(8) No Integration. None of the MRD Parties nor any other person acting on behalf of the MRD Parties has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement in a manner that would require registration of the Securities under the 1933 Act.

(9) Good Standing of the MRD Entities. Each of the MRD Entities is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and perform its respective obligations under this Agreement and the other Transaction Documents and consummate the transactions contemplated hereby and thereby. Each of the MRD Entities is duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of each jurisdiction which requires, or at the Closing Date, will require, such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, taken as a whole, whether or not arising from transactions in the ordinary course of business, on the MRD Entities, taken as a whole (a “Material Adverse Effect”).

(10) Ownership of the General Partner. The Company owns, and on the Closing Date, will own, all of the issued and outstanding membership interests of the General Partner; such membership interests are duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Company owns such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (collectively, “Liens”), except for restrictions on transferability contained in the GP LLC Agreement or as described in the General Disclosure Package and the Offering Memorandum; and on the Closing Date, no other interest in the General Partner will be outstanding.

(11) General Partner of the Partnership. The General Partner is, and on the Closing Date, will be, the sole general partner of the Partnership with an approximately 0.1% general partner interest in the Partnership; such general partner interest has been, and on the Closing Date, will be, duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, as in effect on the date hereof (the “Partnership Agreement”); and the General Partner owns, and will own on the Closing Date, such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the General Disclosure Package and the Offering Memorandum.

(12) Ownership of the Partnership. The General Partner owns, and on the Closing Date will own, 50% of the Incentive Distribution Rights (as such term is defined in the Partnership Agreement, the “IDRs”) in the Partnership free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the General Disclosure Package and the Offering Memorandum; the IDRs and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Limited Partnership Act).

(13) The Notes. The Notes have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (“Creditors’ Rights”), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(14) Exchange Notes. The Exchange Notes have been duly authorized and, when issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer as provided in the Registration Rights Agreement, will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by Creditors’ Rights, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(15) The Guarantees. The Guarantees have been duly authorized by the Guarantors. When the Securities have been validly issued, executed and authenticated in accordance with the terms of the Indenture and delivered against payment therefor as provided in this Agreement, the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against each Guarantor in accordance with their terms, except as enforcement thereof may be limited by Creditors’ Rights, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(16) Exchange Guarantees. The Exchange Guarantees have been duly authorized, and when the Exchange Notes have been validly issued, executed and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer as provided in the Registration Rights Agreement, will be validly issued and will constitute valid and binding obligations of the Guarantors, enforceable against each Guarantor in accordance with their terms, except as enforcement thereof may be limited by Creditors’ Rights, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(17) Capitalization. All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, conform to the description thereof contained in the General Disclosure Package and the Offering Memorandum in all material respects and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.

(18) Subsidiaries. Attached as Exhibit C is a true and complete list of each entity in which the Company has a direct or indirect majority equity or voting interest (each, a “Subsidiary” and, together, the “Subsidiaries”) and its jurisdictions of organization. All of the issued and outstanding equity interests of each MRD Entity have been duly and validly authorized and issued, are fully paid and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, Sections 101.206 and 101.613 of the Texas Business Organization Code or Sections 17-607 and 17-804 of the Delaware Limited Partnership Act), were not issued in violation of any preemptive or similar right and, except as set forth in the General Disclosure Package and the Offering Memorandum, are owned, directly or indirectly through Subsidiaries, by the Company (except with respect to limited partner interests in the Partnership owned by public or affiliated unitholders) free and clear of all Liens, other than transfer restrictions imposed by the 1933 Act, the securities or “blue sky” laws of certain jurisdictions or pursuant to the Credit Agreement dated as of June 18, 2014, among the Company, as borrower, Bank of America, N.A., as administrative agent and the lenders and other parties thereto (the “Credit Agreement”). Except as set forth in the General Disclosure Package and the Offering Memorandum, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the MRD Entities. Except as set forth in the General Disclosure Package and the Offering Memorandum, no holder of any securities of the Company or any of the Subsidiaries is entitled to have such securities registered under any registration statement.

(19) Full Power. Each of the MRD Parties has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and perform its respective obligations hereunder and thereunder. The Company has all requisite corporate power and authority to issue, sell and deliver the Securities, in accordance with and upon the terms and conditions set forth in this Agreement, the Indenture, the General Disclosure Package and the Offering Memorandum. Each of the Guarantors has all requisite limited partnership, limited liability company or corporate power and authority, as applicable, to issue the Guarantees.

(20) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the MRD Parties.

(21) The Indenture. The Indenture has been duly authorized by each of the MRD Parties and, on the Closing Date, will have been duly executed and delivered by each of the MRD Parties and, assuming due authorization and execution by the Trustee, will constitute a valid and binding agreement of each of the MRD Parties, enforceable against each of the MRD Parties in accordance with its terms, except as enforcement thereof may be limited by Creditors’ Rights. No qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Securities contemplated hereby or in connection with the Exempt Resales. The Indenture conforms in all material respects to the requirements of the 1939 Act and the rules and regulations thereunder applicable to an indenture that is qualified thereunder.

(22) The Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by each of the MRD Parties. When the Registration Rights Agreement has been executed and delivered in accordance with the terms hereof and thereof by the MRD Parties, and assuming due authorization and execution by the Representative, it will constitute a valid and binding agreement of each of the MRD Parties, enforceable against each of the MRD Parties in accordance with its terms, except as enforcement thereof may be limited by Creditors’ Rights.

(23) No Conflicts. None of (i) the offering, issuance or sale by the MRD Parties of the Securities, (ii) the execution, delivery and performance of this Agreement and the other Transaction Documents by the MRD Parties party thereto and the consummation of the transactions contemplated hereby and thereby, or (iii) the application of the proceeds as described under the caption “Use of Proceeds” in the General Disclosure Package and the Offering Memorandum, (A) will conflict with, or will constitute a violation of, the partnership agreement, limited liability company agreement, bylaws, certificate of limited partnership, certificate of formation, certificate of incorporation, certificate of conversion or other constituent document (collectively, the “Organizational Documents”) of any of the MRD Entities, (B) will conflict with, or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any MRD Entity is a party or bound or to which its property is subject, (C) will violate any statute, law, regulation, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any MRD Entity or any of their properties in a proceeding to which any of them or their property is a party or (D) will result in the creation or imposition of any Lien upon any property or assets of any of the MRD Entities, except for such conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) and (D), that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(24) [Intentionally Omitted.]

(25) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (each, for purposes of this Section, a “consent”) of or with any court, governmental agency or body having jurisdiction over any of the MRD Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the MRD Parties of the Securities as described in the General Disclosure Package and the Offering Memorandum, (ii) the execution, delivery and performance of this Agreement and the other Transaction Documents by the MRD Parties party thereto and the consummation of the transactions contemplated hereby and thereby, (iii) the application of the proceeds as described under the caption “Use of Proceeds” in the General Disclosure Package and the Offering Memorandum other than (A) the filing of a registration statement by the Company with the Commission pursuant to the 1933 Act as required by the Registration Rights Agreement, (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Initial Purchasers, and (C) consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(26) No Violations, Breaches or Defaults. None of the MRD Parties is (i) in violation of any provision of its Organizational Documents, (ii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over any of the MRD Parties or any of its properties, as applicable, (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a breach or default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument relating to the MRD Parties or MRD Properties to which it is a party or by which it or any of its properties may be bound or (iv) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a breach or default) or violation in the performance of, assuming the due execution by all parties thereto, the Transaction Documents, which in the case of either (ii), (iii) or (iv) would reasonably be expected to have, if continued, a Material Adverse Effect or materially impair the ability of the MRD Parties to execute this Agreement and the other Transaction Documents party thereto and consummate the transactions contemplated hereby and thereby.

(27) Description of the Securities and Transaction Documents. The Notes, the Guarantees and the Indenture will conform in all material respects to the respective statements relating thereto contained in the General Disclosure Package and the Offering Memorandum.

(28) Absence of Labor Dispute. No labor problem or dispute with the employees of any of the MRD Entities exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(29) Financial Statements. The historical financial statements, together with the related schedules and notes, included in the General Disclosure Package and Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company and the predecessor to the Company, as applicable, as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act and have been prepared in conformity with generally accepted accounting principles in the

United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The pro forma condensed combined financial statements included in the General Disclosure Package and Offering Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect an appropriate application of those adjustments to the historical combined financial statement amounts in the pro forma condensed combined financial statements included in the General Disclosure Package and Offering Memorandum. The pro forma condensed combined financial statements included in the General Disclosure Package and Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act. The summary historical and pro forma financial and operating information set forth in the General Disclosure Package and Offering Memorandum under the caption “Summary—Summary Historical Consolidated and Combined Pro Forma Financial Data” and the selected historical and pro forma financial and operating information set forth under the caption “Selected Historical Financial Data” in the General Disclosure Package and Offering Memorandum is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived, unless expressly noted otherwise.

(30) Independent Accountants; Independent Petroleum Engineers. KPMG LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the General Disclosure Package and Offering Memorandum is an independent public accounting firm within the meaning of the 1933 Act and the rules of the Public Company Accounting Oversight Board. The reserve engineers who prepared the reports and audits upon which the estimates of the proved reserves of the MRD Properties disclosed in the General Disclosure Package and the Offering Memorandum were based are independent petroleum engineers with respect to the MRD Entities and for the periods set forth in the General Disclosure Package and the Offering Memorandum.

(31) Oil and Natural Gas Reserves. The oil and natural gas reserve estimates of the MRD Properties contained in the General Disclosure Package and the Offering Memorandum are derived from reports that have been prepared, and audits that have been completed, by Netherland, Sewell & Associates, Inc. (“NSAI”), and such estimates fairly reflect, in all material respects, the oil and natural gas reserves attributable to such properties at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(32) Absence of Proceedings. Except as described in the General Disclosure Package and the Offering Memorandum, no action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the MRD Entities or their property is pending or, to the knowledge of the MRD Parties, threatened or contemplated that (i) could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the performance of this Agreement or the other Transaction Documents or the consummation of any of the transactions contemplated herein or therein; or (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(33) Title to Property. Each of the MRD Entities has good and marketable title to, or has valid rights to lease or otherwise use, all items of real property and personal property that are material to the conduct of the respective businesses of the MRD Entities, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as (i) are described in the General Disclosure Package and the Offering Memorandum, (ii) do not materially interfere with the use made and proposed to be made of such property by the MRD Entities and (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(34) Possession of Licenses and Permits. Each of the MRD Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business in the manner described in the General Disclosure Package and the Offering Memorandum, except for such Governmental Licenses the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; the MRD Entities are and will be in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; the Governmental Licenses are and will be valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of the MRD Parties, none of the MRD Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(35) Tax Returns. Each of the MRD Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(36) Insurance. The MRD Entities are insured, and on the Closing Date, will be insured, by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which they are engaged, except for such policies of insurance the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; all policies of insurance and any fidelity or surety bonds insuring the MRD Entities or their respective businesses, assets, employees, officers and directors will be in full force and effect, except when the failure of such policies of insurance and any fidelity or surety bonds to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and the MRD Entities will be in compliance with the terms of such policies and instruments in all material respects.

(37) No Restrictions on Distributions. No MRD Entity is, and on the Closing Date, no MRD Entity will be, prohibited, directly or indirectly, from making any distribution with respect to its equity interests or from repaying any loans or advances to any other MRD Entity, except as described in or contemplated by the General Disclosure Package and the Offering Memorandum or arising under the Credit Agreement.

(38) Environmental Laws. Each of the MRD Entities (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the General Disclosure Package and the Offering Memorandum, (x) there are no proceedings that are pending, or known to be contemplated, against any of the MRD Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the MRD Entities are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the MRD Entities anticipates material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of business.

(39) Transactions with Related Persons. No relationship, direct or indirect, which would be required to be described in a registration statement of the Company pursuant to Item 404 of Regulation S-K, exists between or among any MRD Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any MRD Entity, on the other hand, that has not been described in the General Disclosure Package and the Offering Memorandum.

(40) ERISA Compliance. On the Closing Date, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the MRD Entities will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in Section 4043(c) ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any MRD Entities would have any liability, excluding any reportable event for which a waiver could apply; (iii) no MRD Entity has incurred, nor does any such entity reasonably expect to incur, liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any “pension plan”; (iv) each “pension plan” for which any MRD Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the MRD Parties, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) no MRD Entity has incurred any material unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business) for which any MRD Entity could be liable.

(41) No Material Adverse Change in Business. Since the date of the latest audited financial statements included in the General Disclosure Package and the Offering Memorandum, the MRD Properties have not sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package and the Offering Memorandum and other than as would not reasonably be expected to have a Material Adverse Effect or prevent or materially interfere with or delay the consummation of this Agreement and the transactions contemplated hereby. Subsequent to the respective dates as of which information is given in the General Disclosure Package and the Offering Memorandum, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, other than as described in the General Disclosure Package and the Offering Memorandum there has not been (i) any Material Adverse Effect or (ii) any dividend or distribution of any kind declared, paid or made by the Company.

(42) Accuracy of Descriptions. The information included in the General Disclosure Package and the Offering Memorandum under the captions “Business—Regulation of the Oil and Natural Gas Industry,” “Business—Regulation of Production of Oil and Natural Gas,” “Business—Regulation of Environmental and Occupational Health and Safety Matters,” “Restructuring Transactions,” “Certain Relationships and Related

Party Transactions,” “Description of Other Indebtedness,” “Transfer Restrictions,” “Certain Material United States Federal Income Tax Considerations” and “Certain ERISA Considerations,” in each case, to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Organizational Documents of the MRD Entities or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects. The statements made in the General Disclosure Package and the Offering Memorandum, insofar as they purport to constitute summaries of the terms of the franchises, contracts and other documents described constitute accurate summaries of the terms of such franchises, contracts and documents in all material respects.

(43) Investment Company Act. None of the MRD Entities is now, and immediately following the issuance and sale of the Securities by the MRD Parties hereunder and application of the net proceeds from such sale as described in the General Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the 1940 Act.

(44) Internal Accounting Controls. The MRD Entities (considered as one entity) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the General Disclosure Package and the Offering Memorandum, none of the MRD Parties are aware of any material weaknesses in their internal control over financial reporting. The Company has established and maintains “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15(e) under the 1934 Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the 1934 Act, as applicable, is accumulated and communicated to management of the Company, including their respective principal executive officers and principal financial officers, as appropriate, and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the 1934 Act.

(45) Absence of Manipulation. None of the MRD Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the MRD Entities to facilitate the sale or resale of the Securities.

(46) FCPA. No MRD Entity nor, to the knowledge of any of the MRD Parties, any director, officer, agent or employee of any MRD Entity, has taken any action,

directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the MRD Entities and, to the knowledge of any of the MRD Parties, their controlled affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(47) Money Laundering Laws. The operations of each of the MRD Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the MRD Entities with respect to the Money Laundering Laws is pending or, to the knowledge of any of the MRD Parties, threatened.

(48) OFAC. No MRD Entity nor, to the knowledge of any of the MRD Parties, any director, officer, agent or employee of the MRD Entities, has received notice that it is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the MRD Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(49) Relationships with Lenders. Except as described in the General Disclosure Package and the Offering Memorandum, no MRD Entity has any material lending or other relationship with any bank or lending affiliate of any of the Initial Purchasers.

(50) Statistical and Market-Related Data. All statistical and market-related data included in the General Disclosure Package and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(51) Solvency. All indebtedness represented by the Securities is being incurred for proper purposes and in good faith. On the Closing Date, after giving pro forma effect to the purchase of the Securities by the Initial Purchasers pursuant to this Agreement and the use of proceeds therefrom described under the caption “Use of Proceeds” in the

General Disclosure Package and the Offering Memorandum, each of the MRD Parties (i) will be Solvent (as hereinafter defined), (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of each of the MRD Parties is not less than the total amount required to pay the liabilities of each of the MRD Parties on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) each of the MRD Parties is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the General Disclosure Package and the Offering Memorandum, none of the MRD Parties is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) none of the MRD Parties is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the such MRD Party is engaged.

(52) Margin Requirements. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(53) Brokers. There is not a broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for discounts and commissions payable to the Initial Purchasers in connection with the sale of the Securities pursuant to this Agreement.

(b) Certificates. Any certificate signed by any officer of the MRD Parties and delivered to the Representative or to counsel for the Initial Purchasers shall be deemed a representation and warranty by such MRD Party to each Initial Purchaser as to the matters covered thereby.

SECTION 2. Sale and Delivery to Initial Purchasers; Closing; Agreements to Sell, Purchase and Resell

(a) The Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each of the Guarantors agree to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company and each of the Guarantors, the aggregate principal amount of Securities set forth opposite such Initial Purchaser’s name in Exhibit A hereto plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 10 hereof, in each case at a price equal to 98.000% of the principal amount thereof.

(b) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on July 10, 2014 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

(c) Delivery of Securities. The Company shall make one or more global certificates (collectively, the “Global Securities”) representing the Securities available for inspection by the Representative not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date and, on or prior to the Closing Date, the Company shall deliver the Global Securities to DTC or to the Trustee, acting as custodian for DTC, as applicable. Delivery of the Securities to the Initial Purchasers on the Closing Date shall be made through the facilities of DTC unless the Representative shall otherwise instruct.

(d) Representations of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the MRD Parties that it intends to offer the Securities for sale upon the terms and conditions set forth in this Agreement and in the General Disclosure Package. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the MRD Parties, on the basis of the representations, warranties and agreements of the MRD Parties, that such Initial Purchaser: (i) is a QIB; (ii) in connection with the Exempt Resales, will sell the Securities only to, the Eligible Purchasers, and in the case of offers and sales outside the United States, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof; and (iii) will not sell the Securities, nor has it sold the Securities by any form of General Solicitation other than a General Solicitation that has been consented to by the Company in writing. The Initial Purchasers have advised the Company that they will offer the Securities to Eligible Purchasers at a price initially equal to 100.000% of the principal amount thereof, plus accrued interest, if any, from July 10, 2014. Such price may be changed by the Initial Purchasers at any time without notice. Each of the Initial Purchasers understands that the MRD Parties and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to this Agreement, counsel to the MRD Parties and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

SECTION 3. Covenants of the MRD Parties. Each of the MRD Parties, jointly and severally, covenants with each Initial Purchaser as follows:

(a) Securities Law Compliance. The Company will (i) advise each Initial Purchaser promptly after obtaining knowledge (and, if requested by any Initial Purchaser, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) the occurrence of any event that makes any statement of a material fact made in the General Disclosure Package, any Issuer Free Writing Document, Permitted General

Solicitation or the Offering Memorandum, untrue or that requires the making of any additions to or changes in the General Disclosure Package, any Issuer Free Writing Document, Permitted General Solicitation or the Offering Memorandum, to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) Amendments. The Company will give the Representative notice of their intention to prepare any amendment, supplement or revision to the Preliminary Offering Memorandum, the Offering Memorandum or any Issuer Free Writing Document, and the Company will furnish the Representative with copies of any such documents within a reasonable amount of time prior to such proposed use, and will not use any such document to which the Representative or counsel for the Initial Purchasers shall object.

(c) Delivery of Disclosure Documents to the Representative. The Company will deliver to the Representative and counsel for the Initial Purchasers, within one day of the date hereof and without charge, such number of copies of the Preliminary Offering Memorandum, the Pricing Term Sheet and the Offering Memorandum and any amendment or supplement to any of the foregoing as they reasonably request.

(d) Continued Compliance with Securities Laws. If at any time prior to the completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, any event shall occur or condition shall exist as a result of which it is necessary (or if the Representative or counsel for the Initial Purchasers shall notify the Company that, in their judgment, it is necessary) to amend or supplement the General Disclosure Package or the Offering Memorandum so that the General Disclosure Package or the Offering Memorandum, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if the Representative or counsel for the Initial Purchasers shall notify the Company that, in their judgment, it is necessary) to amend or supplement the General Disclosure Package or the Offering Memorandum in order to comply with applicable law, the Company will promptly notify the Representative of such event or condition and of its intention to prepare such amendment or supplement (or, if the Representative or counsel for the Initial Purchasers shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement) and will promptly prepare, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and the Company will furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request. If at any time an event shall occur or condition shall exist as a result of which it is necessary (or if the Representative or counsel for the Initial Purchasers shall notify the Company that, in its judgment, it is necessary) to amend or supplement any

Issuer Free Writing Document so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representative or counsel for the Initial Purchasers shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Document in order to comply with applicable law, the Company will promptly notify the Representative of such event or condition and of its intention to prepare such amendment or supplement (or, if the Representative or counsel for the Initial Purchasers shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement) and will promptly prepare and, subject to Section 3(b) hereof, distribute such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request.

(e) Use of Offering Materials. Each of the MRD Parties consents to the use of the General Disclosure Package and the Offering Memorandum in accordance with the securities or “Blue Sky” laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

(f) “Blue Sky” and Other Qualifications. The Company will cooperate with the Initial Purchasers to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement).

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Offering Memorandum under “Use of Proceeds.”

(h) Restriction on Sale of Securities. From and including the date of this Agreement through and including the 60th day after the date of this Agreement, the MRD Parties will not, without the prior written consent of the Representative, directly or indirectly issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right to sell or otherwise transfer or dispose of any debt securities of or guaranteed by the Company or any Guarantor (other than the Securities issued under this Agreement) or any securities convertible into or exercisable or exchangeable for any debt securities of or guaranteed by the Company.

(i) Rule 144A Information. So long as any of the Securities are outstanding, the MRD Parties will furnish at their expense to the Initial Purchasers, and, upon request, to the holders of the Securities and prospective purchasers of the Securities the information required by Rule 144A(d)(4) under the 1933 Act (if any).

(j) Pricing Term Sheet. The Company will prepare the Pricing Term Sheet reflecting the final terms of the Securities, in substantially the form attached hereto as Exhibit D and otherwise in form and substance satisfactory to the Representative; provided, that the Company will furnish the Representative with copies of any such Pricing Term Sheet and will not use any such document to which the Representative or counsel to the Initial Purchasers shall object.

(k) Preparation of the Offering Memorandum. Promptly following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Offering Memorandum, which shall contain the public offering price and terms of the Securities, the plan of distribution thereof and such other information as the Representative and the Company may deem appropriate.

(l) DTC. The Company will use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(m) No Stabilization. The Company, the Guarantors and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Securities.

(n) No Affiliate Resales. During the period of one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the 1933 Act) to, resell any of the Securities that constitute “restricted securities” under Rule 144 under the 1933 Act that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the 1933 Act or in accordance with Rule 144 under the 1933 Act.

(o) No Integration. The Company will not, and will ensure that no affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the 1933 Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the 1933 Act of the sale to the Initial Purchasers or to the Eligible Purchasers of the Securities.

(p) Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Free Writing Document, the MRD Parties will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(q) Transaction Documents. The MRD Parties will do and perform all things required or necessary to be done and performed under the Transaction Documents by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Securities.

(r) No General Solicitation or Directed Selling Efforts. The Company agrees that it will not, and will not permit any of the other MRD Entities, affiliates or any other person acting on its or its behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any General Solicitation (except as permitted in the next succeeding sentence) or (ii) engage in any directed selling efforts (with respect to the Securities within the meaning of Regulation S), and the Company will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities. Before making, preparing, using, authorizing or distributing any General Solicitation other than a Permitted General Solicitation, the Company will furnish to the Representative a copy of such communication for review and will not make, prepare, use, authorize, approve or distribute any such communication to which the Representative reasonably objects.

SECTION 4. Payment of Expenses.

(a) Expenses. The MRD Parties, jointly and severally, will pay all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation and printing of the General Disclosure Package and the Offering Memorandum and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to the Initial Purchasers, including any necessary issue or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Initial Purchasers, (iii) the fees and disbursements of the counsel, accountants and other advisors to the MRD Parties, (iv) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of any Blue Sky memorandum and any supplements thereto, (v) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Transaction Documents (other than the Indenture), (vi) all fees payable to any rating agencies for rating the Securities and all expenses and application fees incurred in connection with the approval of the Securities for clearance, settlement and book-entry transfer through DTC, and (vii) the transportation and other expenses incurred by or on behalf of the MRD Parties in connection with presentations to prospective purchasers of the Securities (including one-half of the cost of the chartered plane used by both representatives of the MRD Parties and the Initial Purchasers in connection with the presentations to prospective purchasers of the Securities); provided, that except as expressly provided in this Section 4(a) and Section 4(b), the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel.

(b) Reimbursement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(ii)(A) hereof (other than by reason of any action or default by any of the Initial Purchasers), the MRD Parties, jointly and severally, will reimburse the Initial Purchasers for all of their out-of-pocket expenses reasonably incurred in connection with the proposed purchase and the offering and sale of the Securities, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

SECTION 5. Conditions of Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the MRD Parties contained in this Agreement on the date hereof and as of the Closing Date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case on and as of such earlier date)), or in certificates signed by any officer of the MRD Parties or any of their respective Subsidiaries (whether signed on behalf of such officer, such MRD Party or such Subsidiary) delivered to the Representative or counsel for the Initial Purchasers, to the performance by the MRD Parties of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Opinion of Counsel for the MRD Parties. At the Closing Date, the Representative shall have received the opinion, dated as of the Closing Date, of Akin Gump Strauss Hauer & Feld LLP, counsel for the MRD Parties (“Issuers’ Counsel”), in form and substance satisfactory to the Representative, together with signed or reproduced copies of such opinion for each of the other Initial Purchasers, to the effect set forth in Exhibit G hereto.

(b) Opinion of Counsel for Initial Purchasers. At the Closing Date, the Representative shall have received the favorable letter, dated as of the Closing Date, of Vinson & Elkins L.L.P., counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, with respect to the Securities to be sold by the Company pursuant to this Agreement, the Indenture, the General Disclosure Package and the Offering Memorandum, and any amendments or supplements thereto and such other matters as the Representative may reasonably request.

(c) Officers’ Certificate. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package and the Offering Memorandum (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the MRD Entities taken as a whole, whether or not arising in the ordinary course of business. At the Closing Date, the Representative shall have received a certificate, signed on behalf of each of the MRD Parties by the President or the Chief Executive Officer of each of the MRD Parties and the Chief Financial Officer, Vice President, Finance or Chief Accounting Officer of each of the MRD Parties, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the MRD Parties in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case on and as of such earlier date)) and (iii) the MRD Parties have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement.

(d) Comfort Letters. At the time of the execution of this Agreement, the Representative shall have received from (i) KPMG LLP (“KPMG”) a letter, dated the date of this Agreement and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information of the Company contained in the General Disclosure Package, any Issuer Free Writing Documents (other than any electronic road show) and the Offering Memorandum and any amendments or supplements to any of the foregoing and (ii) NSAI a letter, dated the date of this Agreement and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in reserve engineers’ “comfort letters” to initial purchasers with respect to the reserve reports described in Section 1(a)(29) hereof and related reserve information contained in the General Disclosure Package, any Issuer Free Writing Documents (other than any electronic road show) and the Offering Memorandum and any amendments or supplements to any of the foregoing.

(e) Bring-Down Comfort Letters. At the Closing Date, the Representative shall have received from each of KPMG and NSAI a letter, dated as of the Closing Date and in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(f) No Downgrade. There shall not have occurred, on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Company, any preferred securities of the Company or any debt securities, preferred securities or trust preferred securities of any Guarantor by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities, preferred securities or other securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities, preferred securities or other securities has been placed on negative outlook.

(g) Additional Documents. At the Closing Date, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representative or counsel for the Initial Purchasers may otherwise reasonably request; and all proceedings taken by the Company or any Guarantor in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative.

(h) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the MRD Parties at any time on or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 2(d), 6, 7, 8, 11, 12, 13, 14, 15, 17, 18, 19 and 20 hereof shall survive any such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the MRD Parties. Each of the MRD Parties agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its affiliates, and its and their officers, directors, employees, agents, partners and members and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact in the Preliminary Offering Memorandum, any Issuer Free Writing Document, the General Disclosure Package or the Offering Memorandum (or any amendment or supplement to any of the foregoing), or in any materials, presentations, information or any General Solicitation provided to investors by, or with the approval in writing of, any MRD Party in connection with the marketing of the offering of the Securities, including any road show or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of, or pursuant to a judgment or other disposition in, any litigation, or any investigation or proceeding by any governmental or self-regulatory agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) below) any such settlement is effected with the written consent of the MRD Parties; and

(iii) against any and all expense whatsoever (including the fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental or self-regulatory agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the MRD Parties by any Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any Issuer Free Writing Document, Permitted General Solicitation, the General Disclosure Package or the Offering Memorandum (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Initial Purchasers as aforesaid consists of the information described as such in Section 6(b) hereof.

(b) Indemnification by the Initial Purchasers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the MRD Parties, their respective directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum, any Issuer Free Writing Document, Permitted General Solicitation or the Offering Memorandum (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to any MRD Party by any Initial Purchaser through the Representative expressly for use therein. The MRD Parties hereby acknowledge and agree that the information furnished to any of the MRD Parties by the Initial Purchasers through the Representative expressly for use in the General Disclosure Package, any Issuer Free Writing Document, General Solicitation consented to by the Company in writing or the Offering Memorandum (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing in the Preliminary Offering Memorandum and the Offering Memorandum: (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Plan of Distribution,” the information found in the table in the first paragraph and in the third, ninth and tenth paragraphs.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder; provided, however, that the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. Counsel to the indemnified parties shall be selected as follows: counsel to the Initial Purchasers and the other indemnified parties referred to in Section 6(a) above shall be selected by the Representative; and counsel to the MRD Parties, their respective directors, each of their respective officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Initial Purchasers and the other indemnified parties referred to in Section 6(a) above; and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the MRD Parties, their respective directors, each of their respective officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the MRD Parties, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the MRD Parties, on the one hand, and of the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the MRD Parties, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the MRD Parties and the total discounts and commissions received by the Initial Purchasers, in each case as determined pursuant to this Agreement, bear to the aggregate initial offering price of the Securities as set forth on the cover of the Offering Memorandum.

The relative fault of the MRD Parties, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the MRD Parties, on the one hand, or by the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The MRD Parties and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Initial Purchaser shall be required to contribute any amount in excess of an amount equal to the total discounts and commissions received by the Initial Purchaser pursuant to this Agreement by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate, officer, director, employee, partner and member of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as such Initial Purchaser, and each director of each of the MRD Parties, each officer of each of the MRD Parties, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as the MRD Parties. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Notes set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All the respective representations, warranties, indemnities and agreements of the MRD Parties and the Initial Purchasers shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the MRD Parties, and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time on or prior to the Closing Date (i) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities or to enforce contracts for the sale of the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Offering Memorandum, or (ii) (A) if trading in any securities of the Company has been suspended by the Commission or the Nasdaq Global Market or (B) if trading generally on the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission or any other governmental authority or (iii) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except that the MRD Parties shall be obligated to reimburse the expenses of the Initial Purchasers as provided in Section 4 hereof, and except that Sections 1, 2(d), 6, 7, 8, 11, 12, 13, 14, 15, 17, 18, 19 and 20 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Date to purchase the aggregate principal amount of Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other purchaser, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers; or

(ii) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

No action taken pursuant to this Section 10 shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representative shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the General Disclosure Package or Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of any such fax to be confirmed by telephone). Notices to the Initial Purchasers shall be directed to the Representative at Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; and notices to the MRD Parties shall be directed to 1301 McKinney, Suite 2100, Houston, Texas 77010, Attention: General Counsel, fax no. (713) 588-8301.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers, the MRD Parties and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the MRD Parties and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the MRD Parties and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 3:05 p.m. (New York City time) on June 25, 2014 or such other time as agreed by the Company, the Guarantors and the Representative.

“Commission” means the Securities and Exchange Commission.

“DTC” means The Depository Trust Company.

“GAAP” means generally accepted accounting principles in the United States.

“NYSE” means the New York Stock Exchange.

“Transaction Documents” means this Agreement, the Indenture, the Notes, the Exchange Notes, the Exchange Guarantees and the Registration Rights Agreement, collectively.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“1939 Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

All references in this Agreement to the Preliminary Offering Memorandum and the Offering Memorandum, any Issuer Free Writing Document or any amendment or supplement to any of the foregoing shall be deemed to include all versions thereof delivered (physically or electronically) to the Representative or the Initial Purchasers.

SECTION 16. Permitted Free Writing Documents. Each of the MRD Parties (including their agents and representatives, other than the Initial Purchasers in their capacities as such) represents, warrants and agrees that it has not prepared, made, used, authorized, approved or referred to and, unless it obtains the prior written consent of the Representative, it will not prepare, make, use, authorize, approve or refer to, any (i) offer relating to the Securities that (if the offering of the Securities was made pursuant to a registered offering under the 1933 Act) would constitute an “Issuer Free Writing Prospectus” (as defined in Rule 433 under the 1933 Act) or that would constitute a “free writing prospectus” (as defined in Rule 405 under the 1933 Act) or (ii) electronic road show or other written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than a Permitted General Solicitation (any such communication described in the preceding clause (i) and clause (ii), an “Issuer Free Writing Document”); provided, that the prior written consent of the Representative shall be deemed to have been given in respect of the Issuer Free Writing Documents, if any, listed on Exhibit E hereto and to any electronic road show in the form previously provided by the Company to and approved by the Representative. Each of the Initial Purchasers, severally and not jointly, represents, warrants and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the General Disclosure Package and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the 1933 Act) or (b) “issuer information” that was included (including through incorporation by reference) in the General Disclosure Package or the Offering Memorandum, (iii) any written communication listed on Exhibit E or prepared pursuant to Section 3(p) above (including any electronic road show) or a General Solicitation consented to by the Company in writing, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the preliminary or final terms of the Securities or their offering and/or other information that was included (including through incorporation by reference) in the General Disclosure Package or the Offering Memorandum.

SECTION 17. Absence of Fiduciary Relationship. Each of the MRD Parties acknowledges and agrees that:

(a) each of the Initial Purchasers is acting solely as an initial purchaser in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the MRD Parties, on the one hand, and any of the Initial Purchasers, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Initial Purchasers has advised or is advising the MRD Parties on other matters (it being understood that in any event that no Initial Purchaser shall be deemed to have provided legal, accounting or tax advice to the MRD Parties or any of the Subsidiaries);

(b) the offering price of the Notes and the price to be paid by the Initial Purchasers for the Notes set forth in this Agreement were established by the MRD Parties following discussions and arms-length negotiations with the Representative;

(c) each of the MRD Parties is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) each of the MRD Parties is aware that the Initial Purchasers and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the MRD Parties and that none of the Initial Purchasers has any obligation to disclose such interests and transactions to the MRD Parties by virtue of any fiduciary, advisory or agency relationship or otherwise;

(e) each of the MRD Parties has consulted its own legal and financial advisors to the extent it deemed appropriate; and

(f) each of the MRD Parties waives, to the fullest extent permitted by law, any claims it may have against any of the Initial Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty.

SECTION 18. Research Analyst Independence and Other Activities of the Initial Purchasers. Each of the MRD Parties acknowledges that the Initial Purchasers’ research analysts and research departments are required to be separate from, and not influenced by, their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Initial Purchasers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the MRD Parties and/or the offering that differ from the views of their respective investment banking divisions. Each of the MRD Parties hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the MRD Parties may have against the Initial Purchasers arising from the fact that the views expressed by their research analysts and research departments may be different from or inconsistent with the views or advice communicated to the MRD Parties by such Initial Purchasers’ investment banking divisions. Each of the MRD Parties also acknowledges that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers, may make recommendations and provide other advice, and may hold long or short positions in debt or equity securities of, or derivative products related to, the companies that may be the subject of the transactions contemplated by this Agreement, and each of the MRD Parties hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the MRD Parties may have against the Initial Purchasers with respect to any such other activities.

SECTION 19. Waiver of Jury Trial. Each of the MRD Parties and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 20. Consent to Jurisdiction. Each of the MRD Parties hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and each of the MRD Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding in any such court arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the MRD Parties a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers and the MRD Parties in accordance with its terms.

Very truly yours,

MEMORIAL RESOURCE DEVELOPMENT CORP.

By:	/s/ John A. Weinzierl
Name:	John A. Weinzierl
Title:	Chief Executive Officer

MEMORIAL RESOURCE FINANCE CORP.
MRD OPERATING LLC

By:	Memorial Resource Development
Corp., its sole member
BETA OPERATING COMPANY, LLC
By:	Memorial Resource Development
Corp., its sole member

WILDHORSE RESOURCES, LLC
By:	Memorial Resource Development
Corp., its sole member

By:	/s/ John A. Weinzierl
Name:	John A. Weinzierl
Title:	Chief Executive Officer

CLASSIC HYDROCARBONS GP CO., L.L.C.
CLASSIC HYDROCARBONS HOLDINGS, L.P.

By:	Classic Hydrocarbons GP Co., L.L.C.,
its general partner

By:	/s/ John A. Weinzierl
Name:	John A. Weinzierl
Title:	President and Chief Executive Officer

[Signature Page to Purchase Agreement]

CLASSIC OPERATING CO. LLC
By:	Classic Hydrocarbons, Inc., its sole
member
CLASSIC HYDROCARBONS OPERATING, LLC
CLASSIC HYDROCARBONS, INC.
CRATON ENERGY GP III, LLC
CRATON ENERGY HOLDINGS III, LP

By:	Craton GP III, LLC, its general
partner

By:	/s/ John A. Weinzierl
Name:	John A. Weinzierl
Title:	President

[Signature Page to Purchase Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Sonu Johl
Name:	Sonu Johl
Title:	Vice President

For itself and as Representative of the Initial Purchasers named in Exhibit A hereto.

[Signature Page to Purchase Agreement]

EXHIBIT A

INITIAL PURCHASERS

Name of Initial Purchasers	Principal Amount of Securities
Citigroup Global Markets Inc.	$123,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	93,000,000
Barclays Capital Inc.	48,000,000
BMO Capital Markets Corp.	48,000,000
J.P. Morgan Securities LLC	48,000,000
RBC Capital Markets, LLC	48,000,000
Wells Fargo Securities, LLC	48,000,000
Capital One Securities, Inc.	18,000,000
Comerica Securities, Inc.	18,000,000
Credit Agricole Securities (USA) Inc.	18,000,000
Goldman, Sachs & Co.	18,000,000
ING Financial Markets LLC	18,000,000
Mitsubishi UFJ Securities (USA), Inc.	18,000,000
Natixis Securities Americas LLC	18,000,000
Wedbush Securities Inc.	18,000,000
Total	$600,000,000

A-1

EXHIBIT B

GUARANTORS

Name	Type of Entity	Jurisdiction of Organization
Classic Hydrocarbons Holdings, L.P.	Limited partnership	Texas
Classic Hydrocarbons GP Co., L.L.C.	Limited liability company	Texas
Classic Operating Co. LLC	Limited liability company	Delaware
Classic Hydrocarbons Operating, LLC	Limited liability company	Delaware
Classic Hydrocarbons, Inc.	Corporation	Delaware
Craton Energy GP III, LLC	Limited liability company	Texas
Craton Energy Holdings III, LP	Limited partnership	Texas
Beta Operating Company, LLC	Limited liability company	Delaware
Memorial Resource Finance Corp.	Corporation	Delaware
MRD Operating LLC	Limited liability company	Delaware
WildHorse Resources, LLC	Limited liability company	Delaware

B-1

EXHIBIT C

SUBSIDIARIES

Name	Jurisdiction of Organization
MRD Operating LLC	Delaware
WildHorse Resources, LLC	Delaware
Memorial Production Partners GP LLC	Delaware
Memorial Resource Finance Corp.	Delaware
Beta Operating Company, LLC	Delaware
Classic Hydrocarbons Holdings, L.P.	Texas
Classic Hydrocarbons GP Co., L.L.C.	Texas
Classic Operating Co. LLC	Delaware
Classic Hydrocarbons Operating, LLC	Delaware
Classic Hydrocarbons, Inc.	Delaware
Craton Energy GP III, LLC	Texas
Craton Energy Holdings III, LP	Texas
Memorial Production Partners LP	Delaware
Memorial Production Operating LLC	Delaware
Memorial Production Finance Corporation	Delaware
Memorial Midstream LLC	Texas
Memorial Energy Services LLC	Delaware
Columbus Energy, LLC	Delaware
Prospect Energy, LLC	Colorado
WHT Energy Partners LLC	Delaware
WHT Carthage LLC	Delaware
Rise Energy Operating, LLC	Delaware
Rise Energy Minerals, LLC	Delaware
Rise Energy Beta, LLC	Delaware
San Pedro Bay Pipeline Company	California

C-1

EXHIBIT D

FORM OF PRICING TERM SHEET

Memorial Resource Development Corp.

PRICING TERM SHEET

$600,000,000

5.875% Senior Notes due 2022

The information in this term sheet supplements the preliminary offering memorandum, dated June 23, 2014 (the “Preliminary Memorandum”), and supersedes the information in the Preliminary Memorandum to the extent inconsistent with the information in the Preliminary Memorandum. Other information presented in the Preliminary Memorandum is deemed to have changed to the extent affected by the information in this term sheet. This term sheet is qualified in its entirety by reference to the Preliminary Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Memorandum.

Issuer:	Memorial Resource Development Corp.

Security:	5.875% Senior Notes due 2022

Final Maturity Date:	July 1, 2022

Principal Amount:	$600,000,000 (increased from $300,000,000)

Distribution:	144A/Regulation S with registration rights

Gross Proceeds:	$600,000,000

Net Proceeds After Estimated Offering Expenses:	$586,000,000

Coupon:	5.875%

Interest Payment Dates:	January 1 and July 1, commencing on January 1, 2015

Record Dates:	December 15 and June 15

Offering Price:	100.00%, plus accrued interest from July 10, 2014

Benchmark Treasury:	2.000% due May 31, 2021

Benchmark Treasury Yield:	2.155%

Spread to Benchmark Treasury:	+372 basis points

Yield:	5.875%

Optional Redemption:	On or after the following dates and at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the notes redeemed during the 12-month period beginning on July 1 of the years indicated below:

Year	Percentage
2017	104.406%
2018	102.938%
2019	101.469%
2020 and thereafter	100.000%

Make-Whole Redemption:	Prior to July 1, 2017, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption, as described in the Preliminary Memorandum

Equity Clawback:	Up to 35% of the notes, prior to July 1, 2017 at 105.875%, plus accrued and unpaid interest, if any, to the date of redemption

Change of Control:	Mandatory offer to purchase at 101% of principal, plus accrued and unpaid interest, if any, to the date of purchase

Trade Date:	June 25, 2014

Expected Settlement Date:	July 10, 2014 (T+10)

CUSIP/ISIN:	144A Notes	Reg S Notes
	CUSIP: 58605Q AA7	CUSIP: U58714 AA1

	ISIN: US58605QAA76	ISIN: USU58714AA14

Denominations:	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

Ratings:*	Caa1 by Moody’s Investors Service, Inc. B- by Standard & Poor’s Ratings Services

Joint Book-Running Managers:

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

Barclays Capital Inc.

BMO Capital Markets Corp.

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

Co-Managers:

Capital One Securities, Inc

Comerica Securities, Inc.

Credit Agricole Securities (USA) Inc.

Goldman, Sachs & Co.

ING Financial Markets LLC

Mitsubishi UFJ Securities (USA), Inc.

Natixis Securities Americas LLC

Wedbush Securities Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Additional Changes to the Preliminary Memorandum:

Summary – The Offering

On page 15 of the Preliminary Memorandum, the second paragraph under the caption “Ranking” is hereby replaced in its entirety with the following:

“As of March 31, 2014, on a pro forma basis after giving effect to this offering, the application of the net proceeds from this offering as described herein, and the other transactions described under “—Recent Developments,” the MRD Segment would have had approximately $634.4 million of total indebtedness, approximately $34.4 million of which would be secured indebtedness under our senior secured revolving credit facility to which the notes would be effectively subordinated (to the extent of the value of the assets securing such indebtedness), and we would have had approximately $634.1 million of additional borrowing capacity available after taking into account an anticipated reduction in the borrowing base in connection with this offering, subject to compliance with financial covenants, for additional secured borrowings which would be effectively senior to the notes. In connection with the issuance of the notes, we expect the borrowing base under our senior secured revolving credit facility to be automatically decreased by approximately $56.5 million.”

Summary Historical Consolidated and Combined Pro Forma Financial Data

On page 21 of the Preliminary Memorandum, the net income (loss) row is adjusted as follows: MRD Segment Pro Forma net income (loss) (in thousands) for the Year Ended December 31, 2013 is $(2,993) and for the Three Months Ended March 31, 2014 is $12,229.

Capitalization

On page 48 of the Preliminary Memorandum, the Pro Forma as Further Adjusted column is hereby adjusted as follows (amounts in thousands): MRD senior secured revolving credit facility is $34,351, Senior Notes due 2022 offered hereby is $600,000, Total long-term debt is $1,622,786 and Total Capitalization is $2,483,930.

***

This communication is intended for the sole use of the person to whom it is provided by the sender.

These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may only be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States under Regulation S under the Securities Act.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT E

PRELIMINARY OFFERING MEMORANDUM AMENDMENTS;

ISSUER FREE WRITING DOCUMENTS

Pricing Term Sheet containing the terms of the Securities, substantially in the form of Exhibit D hereto.

E-1

EXHIBIT F

PERMITTED GENERAL SOLICITATIONS

None.

F-1

EXHIBIT G

FORM OF OPINION OF ISSUER’S COUNSEL

1.	Each MRD Party is validly existing as a limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of the State of Delaware or, in the case of Classic Hydrocarbons GP, Classic Hydrocarbons Holdings, Classic Pipeline, Craton GP and Craton Holdings, has the right to transact business in the State of Texas under the laws of the State of Texas.

2.	Each MRD Party (other than Texas entities) is duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as applicable, in, and is in good standing under the laws of or (as to the State of Texas, and as to Texas entities) has the right to transact business in, each jurisdiction (other than the State of Delaware) so identified on Exhibit C attached hereto.

3.	Each MRD Entity has all requisite entity power and authority to own its respective properties and conduct its business, in each case in all material respects, as described in the Pricing Disclosure Package and the Final Offering Memorandum. Each MRD Party has the entity power and authority necessary to execute and deliver the Transaction Documents to which it is a party and perform its obligations under the Transaction Documents to which it is a party.

4.	(a) The execution and delivery of the Transaction Documents by each MRD Party party thereto and the performance by each MRD Party of its respective obligations under the Transaction Documents to which it is a party has been duly authorized by all necessary corporate or entity action, as applicable, on the part of such MRD Party.

(b) Each of the Purchase Agreement, the Indenture and the Security Agreement has been duly authorized, executed and delivered by each of the MRD Parties that is a party to such Transaction Document.

5.	No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court or governmental agency or body under the Included Laws is required in connection with the offering, issuance or sale by the Company of the Notes, or the execution, delivery and performance by any of the MRD Parties of any of the Transaction Documents to which such MRD Party is a party or the performance of the actions required to be taken by any of the MRD Parties pursuant to any of the Transaction Documents to which such MRD Party is a party, subject to the assumptions set forth in paragraph 12 and other than (a) such Consents required under state securities or “Blue Sky” laws, (b) such Consents that have been obtained or made and (c) filings with the Commission or other Consents required in the performance by each of the MRD Parties of its obligations under the Purchase Agreement.

6.

None of the offering, issuance or sale of the Notes by the Company, the execution, delivery and performance by any of the MRD Parties of any of the Transaction Documents to which such MRD Party is a party or the performance of the actions required to be taken by any of the MRD Parties pursuant to any of the Transaction Documents to which such MRD Party is arty conflicts or will conflict with or constitutes or will constitute a breach or violation of or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, or results or will result in the creation or imposition of any Lien upon any property or assets of any of the MRD Parties pursuant to, (a) any Constitutive Document of any of the MRD Parties, (b) any Material Agreement, (c) any law, rule or regulation of the Included Laws (including Regulations T, U and X of the Board of Governors of the Federal Reserve System) or (d) any order, judgment, decree or injunction of any court or governmental agency or body known to us directed to any of the MRD Parties or any of their properties in a proceeding to which any of them or their property is a party; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal securities laws and other anti-fraud laws.

7.	The Company is not and, after giving effect to the Offering and the application of the proceeds therefrom as described in the Pricing Disclosure Package and the Final Offering Memorandum, the Company will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.	The statements set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Restructuring Transactions,” “Description of Notes,” “Description of Other Indebtedness,” “Certain Relationships and Related Party Transactions,” “Transfer Restrictions,” “Certain United States Federal Income Tax Considerations” and “Certain ERISA Considerations,” insofar as they summarize any agreement, statute or regulation or refer to statements of law or legal conclusions, are accurate and fair summaries in all material respects. The Indenture and the Notes conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Description of Notes.”

9.	The Notes have been duly and validly authorized and executed by the Company and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their respective terms under the Laws of the State of New York.

10.	The Indenture (including, with respect to the Guarantors, when the Notes have been duly and validly authenticated in accordance with the terms of the Indenture and duly and validly paid for by and delivered to the Initial Purchasers in accordance with the terms of the Purchase Agreement, the guarantee of the Guarantors in respect of the Notes provided for in Article [10] of the Indenture) constitutes the valid and legally binding obligation of the MRD Parties, enforceable against the MRD Parties in accordance with its terms under the Laws of the State of New York.

11.	Assuming without independent investigation, (a) that the Notes are sold to the Initial Purchasers, and initially resold by the Initial Purchasers, in accordance with the terms of and in the manner contemplated by, the Purchase Agreement and the Final Offering Memorandum; (b) the accuracy of the representations and warranties of the MRD Parties set forth in the Purchase Agreement and the matters certified in those certain certificates delivered on the date hereof; (c) the accuracy of the representations and warranties of the Initial Purchasers set forth in the Purchase Agreement; (d) the due performance and compliance by the MRD Parties and the Initial Purchasers of their respective covenants and agreements set forth in the Purchase Agreement; and (e) the Initial Purchasers’ compliance with the Final Offering Memorandum and the transfer procedures and restrictions described therein, it is not necessary to register the Notes under the Securities Act of 1933, as amended (the “Securities Act”) or to qualify an indenture in respect thereof under the Trust Indenture Act (the “TIA”) in connection with the issuance and sale of the Notes by the Company to the Initial Purchasers or in connection with the offer, resale and delivery of the Notes by the Initial Purchasers in accordance with the terms of and in the manner contemplated by the Purchase Agreement and the Final Offering Memorandum, it being expressly understood that we express no opinion in this paragraph 12 or paragraph 5 as to any subsequent offer or resale of any of the Notes.

Our identification of documents and information as part of the Pricing Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this letter and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters, financial, accounting or statistical information or reserve and production information, and because many determinations involved in the preparation of the Pricing Disclosure Package and the Final Offering Memorandum are of a wholly or partially non-legal character, except as expressly set forth in paragraph 8 of this opinion letter, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package and the Final Offering Memorandum and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of our acting as counsel to the Company in connection with the preparation of the Pricing Disclosure Package and the Final Offering Memorandum, we have reviewed each such document and have participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, representatives of the independent reserve engineers for the applicable MRD Parties, representatives of the Initial Purchasers and representatives of the Initial Purchasers’ counsel, during which conferences and conversations the contents of such documents and related matters were discussed.

Subject to the foregoing, on the basis of the information we gained in the course of our participation in such conferences and conversations and our review of such documents, we confirm to you that no information has come to our attention that causes us to believe that (i) the Pricing Disclosure Package, as of 3:05 p.m. (New York time) on June 25, 2014 (which you have informed us is a time prior to the time of the first sale of the Notes by any Initial Purchaser), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (ii) the Final Offering Memorandum, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(ii) above, we do not express any view as to the financial statements, the notes and schedules thereto and other financial and accounting data and oil and gas reserve and production information contained therein or omitted therefrom.

ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the 1933 Act. The Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance on Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of Regulation S and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the 1933 Act.

I-1